As filed with the Securities and Exchange Commission on January 27, 2009

Registration No. 333-110628

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	31-1486870
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Nationwide Plaza

Columbus, Ohio 43215

(614) 249-7111

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Second Amended and Restated

Nationwide Financial Services, Inc.

1996 Long-Term Equity Compensation Plan

(Full Title of the Plan),

Timothy G. Frommeyer

Senior Vice President—Chief Financial Officer

One Nationwide Plaza

Columbus, Ohio 43215

(614) 249-7111

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Michael Groll

Sheri E. Bloomberg

Dewey & LeBoeuf LLP

1301 Avenue of the Americas

New York, NY 10019

(212) 259-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

Nationwide Financial Services, Inc. (“NFS”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister certain securities previously registered by NFS pursuant to a Form S-8 originally filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2003 (the “2003 Form S-8”). Pursuant to the 2003 Form S-8, a total of 17,500,000 shares of NFS’ Class A common stock were registered for issuance under the Second Amended and Restated Nationwide Financial Services, Inc. 1996 Long-Term Equity Compensation Plan (the “LTEP”).

On August 6, 2008, NFS entered into a merger agreement with Nationwide Mutual Insurance Company, Nationwide Corporation and NWM Merger Sub, Inc. whereby Nationwide Mutual Insurance Company agreed to purchase all of the outstanding shares of NFS Class A common stock it did not already own. The transaction closed on January 1, 2009, at which time NFS became a privately owned company. Accordingly, NFS is filing this Post Effective Amendment No. 1 in order to deregister the remaining shares of Class A common stock registered pursuant to the 2003 Form S-8 and not yet issued and exercised pursuant to the LTEP.

NFS filed a prior Form S-8 Registration Statement with the SEC on May 15, 1998 in order to register an initial 2,600,000 shares of its Class A common stock for issuance under the original Nationwide Financial Services, Inc. Long-Term Equity Compensation Plan (the “1998 Form S-8”). The 2003 Form S-8 registered an additional 17,500,000 shares of NFS Class A common stock under the second amended and restated version of that plan. Concurrently with the filing of this Post-Effective Amendment No. 1 to the 2003 Form S-8, NFS is filing a Post-Effective Amendment No. 1 to the 1998 Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on January 27, 2009.

NATIONWIDE FINANCIAL SERVICES, INC.

/s/ Timothy G. Frommeyer
Timothy G. Frommeyer
Senior Vice President—Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons on January 27, 2009 in the capacities indicated.

By:	/s/ Lawrence A. Hilsheimer
Name:	Lawrence A. Hilsheimer
Title:	Director

By:	/s/ Mark R. Thresher
Name:	Mark R. Thresher
Title:	Director

By:	/s/ Timothy G. Frommeyer
Name:	Timothy G. Frommeyer
Title:	Director